Exhibit 99.7

                                SECOND AMENDMENT
                                       TO
                       DURWOOD FAMILY SETTLEMENT AGREEMENT

     THIS AMENDMENT is made as of August 15, 1997 by and among (i) STANLEY H. DURWOOD, individually, as Trustee of the 1992 Durwood, Inc. Voting Trust dated December 12, 1992, as amended, and as Trustee of the Stanley H. Durwood Trust Agreement dated August 14, 1989, as amended, and (ii) CAROL D. JOURNAGAN, EDWARD
D. DURWOOD, ELISSA D. GRODIN, BRIAN H. DURWOOD, PETER J. DURWOOD, THOMAS A. DURWOOD, ("TAD"), and THE THOMAS A. AND BARBARA F. DURWOOD FAMILY INVESTMENT PARTNERSHIP, a California limited partnership ("TBD Partnership") (all persons and entities listed in this clause (ii) are referred to herein as the "Durwood Children").

     WHEREAS, the parties hereto (other than TBD Partnership) heretofore entered into a certain agreement entitled the "Durwood Family Settlement Agreement" dated as of January 22, 1996, as amended by first amendment thereto dated as of March 18, 1997 ("Settlement Agreement"), regarding, among other things, the liquidation of American Associated Enterprises, a Missouri limited partnership ("AAE"), and the merger of Durwood, Inc., a Missouri corporation ("DI), with and into AMC Entertainment, Inc., a Delaware corporation ("AMCE");

     WHEREAS, the parties hereto and others heretofore entered into a certain Partnership Interest Assignment and Assumption Agreement dated as of August ___, 1997 (the "Assignment and Assumption"), pursuant to which TAD assigned to TBD
Partnership, inter alia, an undivided portion of TAD's rights, title and interests in, to and under the Settlement Agreement, and TBD Partnership assumed and agreed perform and observe, to the extent applicable to the interests transferred, all of the terms, covenants and conditions on the part of TAD to be performed or observed under the Settlement Agreement, upon the terms and conditions contained therein; and

     WHEREAS, the parties desire to amend the Settlement Agreement in the manner hereinafter provided in order to implement the terms of the Assignment and Assumption;

     NOW, THEREFORE, in consideration of the foregoing, and of the mutual agreements, promises, covenants and representations hereinafter set forth, the parties, intending to be bound legally, hereby agree as follows:

     1. Capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Settlement Agreement.

     2. The parties hereto agree that TBD Partnership shall be, and hereby is, added as a party to the Settlement Agreement as one of the Partners and as one of the Durwood Children, respectively.

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     3. TBD Partnership  shall, and hereby does, assume and agree to be bound by and perform and observe, to the extent applicable directly or indirectly to the interest transferred pursuant to the Assignment and Assumption, all of the terms, covenants, conditions and obligations on the part of TAD to be performed or observed under the Settlement Agreement.

     4. Notwithstanding anything contained or implied herein or in the Assignment and Assumption to the contrary, TBD Partnership will not participate in any vote or determination to be made by the parties under the Settlement Agreement. All agreements and obligations of TAD and TBD Partnership made or arising under the Settlement Agreement shall be deemed to be joint and several agreements and obligations of each of TAD and TBD Partnership.

     5. Except as expressly modified by this Amendment, each party hereby expressly reserves all of its rights, remedies and defenses under, arising out of or related to the Settlement Agreement, the transactions contemplated thereby and all applicable laws, whether at law or in equity.

     6. Except as expressly modified by this Amendment, the Settlement Agreement shall remain in full force and effect in accordance with its terms and is hereby ratified and confirmed in all respects by the parties hereto.

     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first above written.

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/s/Stanley H. Durwood                            /s/Thomas A. Durwood
---------------------                            --------------------
STANLEY H. DURWOOD, individually and             THOMAS A. DURWOOD
as trustee of the aforesaid trusts


/s/Carol D. Journagan                           THE THOMAS A. AND BARBARA F.
---------------------
CAROL D. JOURNAGAN                              DURWOOD FAMILY INVESTMENT
                                                PARTNERSHIP

/s/Edward D. Durwood                            By: /s/Thomas A, Durwood
--------------------                               ----------------------
EDWARD D. DURWOOD                               Thomas A. Durwood, as Trustee
                                                of the Thomas A. and Barbara F.
                                                Durwood Family Trust, as
                                                General Partner
/s/Elissa D. Grodin
-------------------
ELISSA D. GRODIN
                                               By: /s/Barbara F. Durwood
                                                  ----------------------
                                               Barbara F. Durwood, as Trustee
                                               of the Thomas A. and Barbara
                                               F. Durwood Family Trust.
                                               as General Partner

/s/Brian D. Durwood
-------------------
BRIAN H. DURWOOD


/s/Peter J. Durwood
-------------------
PETER J. DURWOOD

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     THE UNDERSIGNED,  AMC ENTERTAINMENT INC., hereby consents to the provisions of the foregoing Second Amendment to Durwood Family Settlement Agreement among Stanley H. Durwood, individually, as Trustee of the 1992 Durwood, Inc. Voting Trust dated December 12, 1992, as amended, and as Trustee of the Stanley H. Durwood Trust Agreement dated August 14, 1989, Carol D. Journagan, Edward D. Durwood, Elissa D. Grodin, Brian H. Durwood, Peter J. Durwood, Thomas A. Durwood and The Thomas A. and Barbara F. Durwood Family Investment Partnership, pursuant to the provisions of Section 4(a) of the Indemnification Agreement dated as of March 31, 1997 among the undersigned, Stanley H. Durwood, individually, as Trustee of the 1992 Durwood, Inc. Voting Trust dated December 12, 1992, as amended, and as Trustee of the Stanley H. Durwood Trust Agreement dated August 14, 1989, Carol D. Journagan, Edward D. Durwood, Thomas A. Durwood, Elissa D. Grodin, Brian H. Durwood and Peter J. Durwood, as amended.


Date: August 15, 1997                  AMC ENTERTAINMENT INC.

                                       By:/s/ Stanley H. Durwood
                                          ----------------------
                                       Title: Chairman and CEO

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